EXHIBIT 10.1
SECOND AMENDMENT OF EMPLOYMENT AGREEMENT
     This Amendment is entered into as of April 28, 2006, by and between United Surgical Partners International, Inc., a Delaware corporation (“USPI”), and Donald E. Steen, with reference to the following facts:
RECITALS
     A. The parties hereto have entered into that certain Employment Agreement, dated as of November 15, 2002 as amended on February 18, 2004 (the “Agreement”), pursuant to which Mr. Steen is the Chairman of the Board of USPI. The capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to them in the Agreement.
     B. After consultation with the board of directors of USPI (the “Board”), Mr. Steen and USPI have mutually agreed to make certain changes to the Agreement.
     THEREFORE, the parties hereto agree as follows:
AGREEMENT
     1. Amendment of Agreement. The Agreement is amended to provide that Mr. Steen shall devote such portion of his business time to the Company’s affairs as he and the Board deem necessary to fulfill his duties.
     2. Ratification. Except as expressly amended herein, the terms and provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect, including without limitation the office services and other benefits described in Section 4 of the Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

By	/s/ Paul B. Queally
Paul B. Queally
Chairman, Options and Compensation Committee

/s/ Donald E. Steen

Donald E. Steen